UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 30, 2003

MBNA Corporation
(Exact name of registrant as specified in its charter)

Maryland	1-10683	52-1713008
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wilmington, Delaware	19884-0131
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(800) 362-6255

(Former name or former address, if changed since last report.)

Item 5. Other Events

The net credit losses and loan delinquency ratios for MBNA Corporation (“the Corporation”), for its loan receivables and its managed loans for the month ended November 30, 2003, are presented in the table below.

	Net Credit Losses (a)	Delinquency (b)
	(annualized)

Loan receivables (c)	4.81%	3.85%
Credit card loan receivables	4.29	3.71
Other consumer loan receivables	6.06	4.20

Managed loans (d)	5.02	4.55
Managed credit card loans	4.71	4.44
Managed other consumer loans	7.20	5.32

Management expects the managed loan loss rate for the fourth quarter of 2003 to be below the third quarter of 2003.

The following tables reconcile loan receivables data to managed loans data presented above (dollars in thousands):

	For the month ended November 30, 2003			At November 30, 2003

	Net Credit Losses (a)	Average Loans Outstanding	Net Credit Losses Ratio (a)	Delinquency Balances (b)	Ending Loans Outstanding	Delinquency Ratio (b)
	(annualized)
Loan receivables:
Credit card	$70,205	$19,648,714	4.29%	$762,610	$20,558,345	3.71%
Other consumer	41,972	8,313,046	6.06	347,249	8,260,697	4.20

Total loan receivables (c)	$112,177	$27,961,760	4.81	$1,109,859	$28,819,042	3.85

Securitized loans:
Credit card	$317,632	$79,141,014	4.82%	$3,645,740	$78,782,088	4.63%
Other consumer	42,032	5,678,343	8.88	393,605	5,676,267	6.93

Total securitized loans	$359,664	$84,819,357	5.09	$4,039,345	$84,458,355	4.78

Managed loans:
Credit card	$387,837	$98,789,728	4.71%	$4,408,350	$99,340,433	4.44%
Other consumer	84,004	13,991,389	7.20	740,854	13,936,964	5.32

Total managed loans (d)	$471,841	$112,781,117	5.02	$5,149,204	$113,277,397	4.55

(a) The Corporation’s net credit loss ratio is calculated by dividing net credit losses, which exclude uncollectible accrued interest and fees and fraud losses, for the period by average loan receivables, which include the estimated collectible billed interest and fees for the corresponding period.

(b) Delinquency represents accruing loans that are 30 days or more past due.

(c)  Loan receivables include loans held for securitization and the loan portfolio.

(d) Managed loans include loan receivables and securitized loans. The Corporation allocates resources on a managed basis, and financial data provided to management reflects the Corporation's results on a managed basis. Managed data assumes the Corporation's securitized loan principal receivables have not been sold and presents the net credit losses and delinquent balances on the securitized loan principal receivables in the same fashion as the Corporation's owned loans.

Management, equity and debt analysts, rating agencies and others evaluate the Corporation's operations on a managed basis because the loans that are securitized are subject to underwriting standards comparable to the Corporation's owned loans, and the Corporation services the securitized and owned loans, and the related accounts, together and in the same manner without regard to ownership of the loans. In a securitization, the account relationships are not sold to the trust. The Corporation continues to own and service the accounts that generate the securitized loan principal receivables. The credit performance of the entire managed loan portfolio is important to understand the quality of loan originations and the related credit risks inherent in the owned portfolio and retained interests in securitization transactions.

Cautionary Language: The Corporation’s projections of future net credit losses are by their nature uncertain and changes in economic conditions, bankruptcy laws, regulatory policies, and other factors may impact actual losses.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBNA Corporation

Date: December 15, 2003	/s/	Vernon H.C. Wright
Vernon H.C. Wright
Chief Financial Officer